UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF l934
Glu Mobile Inc.

(Exact name of registrant as specified in its charter)

Delaware	91-2143667

(State of incorporation or organization)	(IRS Employer Identification No.)

1800 Gateway Drive, Second Floor
San Mateo, CA	94404

(Address of principal executive offices)	(Zip Code)
     Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, $0.0001 par value per share	The NASDAQ Stock Market LLC

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
     Securities Act registration statement file number to which this form relates: 333-139493.
     Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of Class)

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.
Glu Mobile Inc. (the “Registrant”) incorporates by reference the description of its common stock to be registered hereunder that is contained under the section entitled “Description of Capital Stock” as set forth in the Registrant’s Registration Statement on Form S-1 (File No. 333-139493) as originally filed with the Securities and Exchange Commission on December 19, 2006, and as subsequently amended
(the “Form S-1”), and in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, which prospectus will constitute a part of the Registrant’s Form S-1.
Item 2. Exhibits.
In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 16, 2007	GLU MOBILE INC.

	By:	/s/ Kevin Chou Kevin Chou Vice President and General Counsel